UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2006

NATIONAL HEALTH REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13487	52-2059888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Vine Street, Suite 1402 Murfreesboro, Tennessee (Address of Principal Executive Offices)	37130 (Zip Code)
Registrant’s telephone number, including area code: (615) 890-2020
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1 AGREEMENT AND PLAN OF MERGER 12/20/06
EX-10.1 VOTING AGREEMENT 12/20/06
EX-99.1 PRESS RELEASE 12/21/06

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
          On December 20, 2006, DAVIS ACQUISITION SUB LLC, a Delaware limited liability company (“NHC/OP Sub”), NHC/OP, L.P., a Delaware limited partnership and the direct parent of NHC/OP Sub (“NHC/OP”), NATIONAL HEALTHCARE CORPORATION, a Delaware corporation and the ultimate parent of NHC/OP, (“NHCC”), and NATIONAL HEALTH REALTY INC., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).
          Pursuant to the Merger Agreement and subject to receipt of the required stockholder vote, the Company will consolidate (the “Consolidation”) with its wholly-owned subsidiary NEW NHR, Inc. as the result of which a new Maryland corporation (the “Consolidated Company”) will be formed. Subject to the receipt of the required stockholder vote and consummation of certain other transactions specified in the Merger Agreement, the Consolidated Company will be merged with and into NHC/OP Sub which will continue as a wholly-owned subsidiary of NHC/OP and shall succeed to and assume all the rights and obligations of the Consolidated Company (the “Merger”).
          Pursuant to the Merger Agreement, each outstanding common share of the Consolidated Company not owned by NHC/OP Sub, NHC/OP or NHCC will be converted into the right to receive one share of NHCC Series A Convertible Preferred Stock (the “Preferred Stock”), plus $9.00 in cash, and a special dividend for the period from January 1, 2007 until the closing of the Merger. Each share of the Preferred Stock will be entitled to annual preferred dividends of $0.80 per share and will have a liquidation preference of $15.75 per share. The Preferred Stock, which will be listed on the American Stock Exchange, will be convertible at any time at the option of the holder thereof into NHCC common stock at a conversion price of $65.07. Each share of the Preferred Stock will be convertible into 0.24204 shares of NHCC common stock. After the fifth anniversary of the closing date of the Merger, NHCC will have the option to redeem the Preferred Stock, in whole or in part, for cash in the amount of $15.75 per share (plus accrued and unpaid dividends); provided that the Preferred Stock will not be redeemable prior to the eighth anniversary of the closing date, unless the average closing price for NHCC common stock for the 20 trading sessions prior to the date of the notice of such redemption equals or exceeds the conversion price. The conversion price will be adjusted to reflect any future NHCC common stock splits or dividends.
          The parties have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their businesses in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger and not to engage in various kinds of transactions during such period. The Merger Agreement also contains certain termination rights for NHC/OP Sub and the Company; and provides that in certain specified circumstances, a terminating party must pay the other party’s expenses in connection with the proposed transaction. In addition, the Merger Agreement provides that in certain specified circumstances a termination fee must be paid.
          The Merger Agreement and the Merger have been approved and declared advisable by the sole managing member of NHC/OP Sub, the general partner of NHC/OP and the boards of directors of NHCC and the Company upon the unanimous recommendation of their Special Committees, which were composed entirely of independent directors. Completion of the Merger, which is expected to occur in the second quarter of 2007, is subject to Hart-Scott-Rodino anti-trust review and the approval of certain matters by shareholders of both NHCC and the Company, including approval of both the Consolidation and the Merger by a majority of the shares of the Company held by holders not affiliated with NHCC. The sole managing member of NHC/OP Sub immediately prior to the closing of the Merger will continue as the managing member of the surviving entity until the earlier of its resignation or removal or until its successor or successors are duly elected and qualified, as the case may be.
          NHCC and the Company are related, among other ways, pursuant to the Restated Advisory, Administrative Services and Facilities Agreement between the Company and Tennessee Healthcare Advisors, LLC, pursuant to which an affiliate of NHC/OP Sub manages the Company’s day-to-day affairs and operations, and provides facilities and administrative services appropriate for such management through its personnel.

          The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, NHC/OP, Inc., NHC/OP or NHCC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, NHC/OP, Inc., NHC/OP or NHCC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Voting Agreement
     Simultaneously with the execution and delivery of the Merger Agreement, and as a condition and inducement to the willingness of NHC/OP Sub, NHC/OP, NHCC and the Company to enter into the Merger Agreement, NHCC, the Company and their respective directors entered into a voting agreement (the “Voting Agreement”) pursuant to which, among other things, (i) the directors of NHCC have agreed to vote their shares in favor of the establishment and issuance of the NHCC Preferred Stock (including any related amendment to the certificate of incorporation of NHCC) and (ii) the directors of the Company have agreed to vote their shares in favor of the Consolidation and the Merger and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and the Voting Agreement.
     The foregoing summary of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement attached as Exhibit 10.1 and incorporated herein by reference.
Item 8.01. Other Events.
     The Company is filing as Exhibit 99.1 a joint press release issued by the Company and NHCC on December 21, 2006, announcing the entry into the Merger Agreement. Such material may be deemed soliciting material in connection with the meeting of the Company’s stockholders to be held in connection with the Consolidation and the Merger.
     NHCC and the Company will file a joint proxy statement/prospectus as part of a registration statement on Form S-4 and other documents regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about NHCC and the Company and the proposed merger. A definitive proxy statement/prospectus will be sent to the shareholders of NHCC and the Company seeking their approval, (i) in the case of the NHCC shareholders, with respect to the establishment and issuance of the Preferred Stock (including the related amendment to the certificate of incorporation of NHCC), and (ii) in the case of the Company shareholders, with respect to the approval of the Consolidation and the Merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by NHCC and the Company with the Securities and Exchange Commission at its website at www.sec.gov. The definitive joint proxy statement/prospectus and the other relevant documents may also be obtained, when available, free of cost by directing a request to National HealthCare Corporation, 100 Vine Street, Murfreesboro, TN 37130, Attention: Corporate Secretary, telephone: (615) 890-2020 or National Health Realty, Inc., 100 Vine Street, Murfreesboro, TN 37130, Attention: Corporate Secretary, telephone: (615) 890-2020. Investors and security holders are urged to read the definitive proxy statement/prospectus and other relevant materials when they become available before making any voting or investment decisions with respect to the merger.

     NHCC, the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NHCC and the Company in connection with the Merger and related transactions. Information about NHCC, the Company and their respective directors and executive officers, and their ownership of NHCC and the Company securities, is set forth in each company’s respective annual proxy statements on Schedule 14A and annual reports on Form 10-K, which can be found at the Securities and Exchange Commission’s website at www.sec.gov. Additional information regarding the interests of those persons may be obtained by reading the joint proxy statement/prospectus when it becomes available.
     This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger dated December 20, 2006, by and among DAVIS ACQUISITION SUB LLC, NHC/OP, L.P., NATIONAL HEALTHCARE CORPORATION and NATIONAL HEALTH REALTY, INC. and Exhibits thereto.

10.1	Voting Agreement dated December 20, 2006, between NATIONAL HEALTHCARE CORPORATION and certain stockholders of NATIONAL HEALTHCARE CORPORATION, and NATIONAL HEALTH REALTY, INC and certain stockholders of NATIONAL HEALTH REALTY, INC.

99.1	Press Release dated December 21, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 22, 2006

NATIONAL HEALTH REALTY, INC.
By:	/s/ Robert G. Adams
	Name:	Robert G. Adams
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger dated December 20, 2006, by and among DAVIS ACQUISITION SUB LLC, NHC/OP, L.P., NATIONAL HEALTHCARE CORPORATION and NATIONAL HEALTH REALTY, INC. and Exhibits thereto.

10.1	Voting Agreement dated December 20, 2006, between NATIONAL HEALTHCARE CORPORATION and certain stockholders of NATIONAL HEALTHCARE CORPORATION, and NATIONAL HEALTH REALTY, INC and certain stockholders of NATIONAL HEALTH REALTY, INC.

99.1	Press Release dated December 21, 2006.